                                                                     EXHIBIT 3.7

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "EC MERGER, INC.", A DELAWARE CORPORATION,

     WITH AND INTO "EVOKE COMMUNICATIONS, INC." UNDER THE NAME OF "RAINDANCE COMMUNICATIONS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTEENTH DAY OF MAY, A.D. 2001, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





                                         /s/ HARRIET SMITH WINDSOR
                     [SEAL]        ---------------------------------------------
2741821  8100M                     HARRIET SMITH WINDSOR, SECRETARY OF STATE

010232783                             AUTHENTICATION:  1135162

                                                DATE:  05-15-01

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 05/15/2001
                                                        010232783 - 2741821




                            CERTIFICATE OF OWNERSHIP
                                     MERGING

                                 EC MERGER, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                           EVOKE COMMUNICATIONS, INC.
                            (A DELAWARE CORPORATION)

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

     EVOKE COMMUNICATIONS, INC. (the "Surviving Corporation"), a corporation incorporated on the 17th day of April, 1997 pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AND RESOLVE as follows:

     WHEREAS, the Surviving Corporation lawfully owns 100% of the capital stock of EC MERGER, INC. (the "Disappearing Corporation"), a corporation incorporated on the 11th day of May, 2001 pursuant to the provisions of the General Corporation Law of the State of Delaware; and

     WHEREAS, the Surviving Corporation, by resolutions of its Board of Directors duly adopted on March 20, 2001, such resolutions being attached hereto as Attachment 1, determined to merge into itself the Disappearing Corporation; and

     WHEREAS, the Disappearing Corporation, by resolutions of the Board of Directors duly adopted on May 11, 2001 and in accordance with the provisions of
Section 253 of the General Corporation Law of the State of Delaware, adopted, approved, certified, executed and acknowledged the merger of itself into the Surviving Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Surviving Corporation will merge into itself the Disappearing Corporation and assume all of the liabilities and obligations of the Disappearing Corporation; and

     RESOLVED FURTHER, that the officers of the Surviving Corporation be, and each of them hereby is, directed to make and execute a Certificate of Ownership setting forth a copy of the resolutions to merge into itself the Disappearing Corporation and assume the liabilities and obligations of the Disappearing Corporation, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware; and

     RESOLVED FURTHER, that the Surviving Corporation relinquishes its corporate name ("Evoke Communications, Inc.") and assumes in place thereof the name "Raindance Communications, Inc."; and

     RESOLVED FURTHER, that the officers of the Surviving Corporation be, and each of them hereby is, authorized and directed to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, instruments and other papers and to do and cause to be done all such acts and things, in the name and on behalf of the Surviving Corporation and under its corporate seal or otherwise, as may be deemed necessary, appropriate, advisable or desirable to fully effectuate the purpose and intent of the foregoing resolutions; and

     RESOLVED FURTHER, that the Board hereby ratifies and confirms any and all actions taken by the officers heretofore and hereafter to accomplish the purposes and intents of the foregoing resolutions.

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate to be signed by its President and Chief Executive Officer and attested by its Secretary on this 15th day of May, 2001.

                                      By: /s/ PAUL A. BERBERIAN
                                          -------------------------------------
                                          Paul A. Berberian
                                          President and Chief Executive Officer



ATTEST:


/s/ STEPHANIE A. ANAGNOSTOU
-----------------------------
Stephanie A. Anagnostou
Secretary

                                  ATTACHMENT 1

       RESOLUTIONS OF THE BOARD OF DIRECTORS OF EVOKE COMMUNICATIONS, INC.


NAME CHANGE

          WHEREAS, the Board of Directors believes that a change of the Company's name to Raindance Communications, Inc. would be in the best interests of the Company and its stockholders.

          NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to cause the formation and organization of a Delaware corporation, EC Merger, Inc., a Delaware corporation ("Merger Company"), pursuant to a Certificate of Incorporation, in substantially the form attached hereto as Exhibit A; and

          RESOLVED FURTHER, that the Company shall purchase 10 shares of Common Stock, $.001 par value, of Merger Company for a total purchase price of $0.10; and that the officers of the Company be, and each of them hereby is, authorized to represent on behalf of the Company that such securities are being purchased for the account of the Company for investment and not with a view to or for sale in connection with any distribution of such securities.

          RESOLVED FURTHER, that the Company shall change its name by effecting a merger (the "Merger") of Merger Company with and into the Company;

          RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further action, including but not limited to providing notification of the Merger to any other appropriate governmental or regulatory agencies, and filing of any forms and documents with such agencies as may be required or advisable by them or by law; and

SHORT-FORM MERGER

          WHEREAS, the Company (the "Surviving Corporation") will lawfully acquire 100% of the outstanding capital stock of Merger Company (the "Disappearing Corporation"), a corporation organized and existing under the laws of the State of Delaware; and

          WHEREAS, Surviving Corporation desires to merge into itself the said Disappearing Corporation and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

          NOW, THEREFORE, BE IT RESOLVED, that Surviving Corporation is hereby authorized to merge into itself said Disappearing Corporation and, upon the effective date of such merger, shall assume all of its liabilities and obligations;

          FURTHER RESOLVED, that, upon the effective date of such merger, the authorized officers of the Surviving Corporation be, and each of them hereby is, directed to make and execute a certificate of ownership setting forth a copy of the resolutions to merge said Disappearing Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware; and further

          FURTHER RESOLVED that, upon the effective date of the merger, Surviving Corporation shall relinquish its corporate name ("Evoke Communications, Inc.") and shall assume in place thereof the name "Raindance Communications, Inc.";

          FURTHER RESOLVED, that the Chief Executive Officer and President; the Chief Financial Officer and the General Counsel (each a "Proper Officer" and collectively the "Proper Officers") of the Surviving Corporation be, and each one of them acting alone or with one or more other Proper Officers hereby is, authorized and directed to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, instruments and other papers and to do and cause to be done all such acts and things, in the name and on behalf of the Surviving Corporation and under its corporate seal or otherwise, as may be deemed necessary, appropriate, advisable or desirable to fully effectuate the purpose and intent of the foregoing resolutions; and

          FURTHER RESOLVED, that the Board hereby ratifies and confirms any and all actions taken by the Proper Officers heretofore and hereafter to accomplish the purposes and intents of the foregoing resolutions.